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TABLE OF CONTENTS

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
HESKA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 13, 2004

Dear Heska Stockholder:

        I am pleased to invite you to attend the annual meeting of stockholders of Heska Corporation to be held on Thursday, May 13, 2004 at 1613 Prospect Parkway, Fort Collins, Colorado 80525.

        Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the annual meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

        Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve Chairman and Chief Executive Officer

Fort Collins, Colorado

YOUR VOTE IS IMPORTANT

        In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. on Thursday, May 13, 2004
PLACE	Heska Corporation 1613 Prospect Parkway Fort Collins, Colorado
ITEMS OF BUSINESS	1.	To elect two directors to a three-year term.
	2.	To amend and restate the Company's 1997 Employee Stock Purchase Plan to, among other things, increase the number of shares available under the plan by 1,000,000 shares.
	3.	To ratify the appointment of KPMG LLP as Heska's independent auditors.
	4.	To consider such other business as may properly come before the Annual Meeting.
RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 6, 2004.
ANNUAL REPORT	Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.
April 13, 2004	By Order of the Board of Directors

Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 13, 2004.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
Why am I receiving these materials?
What information is contained in these materials?
What items of business will be voted on at the Annual Meeting?
How does the Board recommend I vote on the proposal?
Who is entitled to vote?
How do I vote?
How can I change my vote or revoke my proxy?
Who can help answer my questions?
What does it mean if I get more than one proxy card?
Who will serve as inspector of elections?
What are the quorum and voting requirements for the Annual Meeting?
Who can attend the Annual Meeting?
What happens if additional matters are presented at the Annual Meeting?
Where can I find the voting results of the meeting?
May I propose actions for consideration at next year's annual meeting or nominate individuals to serve as directors?
Who bears the costs of soliciting votes for the Annual Meeting?
BOARD STRUCTURE AND COMMITTEES
Board Independence
Audit Committee
Compensation Committee
Corporate Governance Committee
Consideration of Director Nominees
Stockholder Communication with the Board
DIRECTOR COMPENSATION
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1: Election of Directors
PROPOSAL NO. 2: Amended and Restated 1997 Employee Stock Purchase Plan
PROPOSAL NO. 3: Ratification of Independent Auditors
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
Employment, Severance and Change of Control Agreements
Loan to Executive Officer
RELATED PARTY TRANSACTIONS

i

REPORT OF THE COMPENSATION COMMITTEE
Compensation Philosophy
Compensation Components
Chief Executive Officer Compensation
Compliance with Internal Revenue Code Section 162(m)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PRICE PERFORMANCE GRAPH
AUDITOR FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
ADDITIONAL INFORMATION
Incorporation by Reference
OTHER MATTERS
APPENDIX A: AMENDED AND RESTATED 1997 EMPLOYEE PURCHASE PLAN

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
The Board of Directors (the "Board") of Heska Corporation, a Delaware corporation ("Heska" or the "Company"), is providing these proxy materials for you in connection with Heska's Annual Meeting of Stockholders, which will take place on Thursday, May 13, 2004. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information. Our 2003 Annual Report to Stockholders is also enclosed.

Q:
What items of business will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

(1)
The election of two nominees to serve on our Board of Directors for a three year term;

(2)
The approval of the Company's Amended and Restated 1997 Employee Stock Purchase Plan to, among other things, increase the number of shares available under the plan by 1,000,000 shares; and

(3)
The ratification of independent auditors for fiscal 2004.

  We will also consider other business that properly comes before the Annual Meeting.

Q:
How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR each of the director nominees, FOR approval of the Company's Amended and Restated 1997 Employee Stock Purchase Plan and FOR the ratification of KPMG LLP as the Company's independent auditors.

Q:
Who is entitled to vote?

A:
Stockholders as of the close of business on April 6, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 48,993,779 shares of the Company's common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 1613 Prospect Parkway, Fort Collins, Colorado 80525, by contacting the Secretary of the Company.

Q:
How do I vote?

A:
There are two ways you can vote:

(1)
Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)
Vote in person at the Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:
How can I change my vote or revoke my proxy?

A:
You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:
Who can help answer my questions?

A:
If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

  Heska Corporation
  Attn: Corporate Secretary
  1613 Prospect Parkway
  Fort Collins, Colorado 80525
  (970) 493-7272

  If you need additional copies of this proxy statement or voting materials, please contact our Corporate Secretary as described above.

Q:
What does it mean if I get more than one proxy card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be a representative of Computershare Investor Services, LLC, the Company's transfer agent.

Q:
What are the quorum and voting requirements for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of Heska common stock entitled to vote must be present in person at the meeting or represented by proxy. Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. For example, with respect to Proposal No. 2, abstentions and broker non-votes may result in the failure to obtain the affirmative vote of the holders of a majority of our outstanding common stock required to approve the proposal.

  The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Election of directors by stockholders will be determined by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter.

Q:
Who can attend the Annual Meeting?

A:
All stockholders as of the Record Date can attend. If you wish to vote your shares at the Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Robert B. Grieve, Heska's Chairman and Chief Executive Officer, and Jason A. Napolitano, Heska's Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxyholders, Dr. Grieve, and Mr. Napolitano, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:
Where can I find the voting results of the meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2004.

Q:
May I propose actions for consideration at next year's annual meeting or nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Corporate Secretary, Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525.

          Stockholder Proposals:    For a stockholder proposal to be considered for inclusion in Heska's proxy statement for the annual meeting next year, the written proposal must be received by our corporate secretary at our principal executive offices no later than December 14, 2004. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in Heska's proxy statement is instead a reasonable period of time before Heska begins to print and mail its proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal that is not intended to be included in Heska's proxy statement under Rule 14a-8, the stockholder must deliver a written notice of intent to propose such action in accordance with the bylaws of Heska, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. For the 2005 Annual Meeting, this means that any such proposal must be submitted no earlier than January 13, 2005 and no later than February 12, 2005.

          Director Nominees:    You may propose director candidates for consideration by the Board's Corporate Governance Committee. Any such recommendations should be directed to our corporate secretary at our principal executive offices. In addition, you must give timely notice to the corporate secretary of Heska of your intention to make such nomination in accordance with the bylaws of Heska, which require that the notice be received by the corporate secretary within the time periods described above under "Stockholder Proposals."

          Copy of Bylaw Provisions:    You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:
Who bears the costs of soliciting votes for the Annual Meeting?

A:
Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

        The Board is divided into three classes serving staggered three-year terms. The Board currently has eight directors and the following three standing committees, each of which is chaired by an outside director: (1) Audit, (2) Compensation and (3) Corporate Governance. The membership during 2003 and the function of each committee are described below. The Board held six meetings during 2003. Each director attended at least 75% of all Board and applicable committee meetings. While the Company does not have a formal policy, directors are generally encouraged to attend annual meetings of stockholders. All of our directors attended our last annual meeting of stockholders.

Board Independence

        The Board has determined that each of the directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska's Chairman and Chief Executive Officer, all current members of the Board meet the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

Audit Committee

        The Audit Committee has the following responsibilities:

  •
  appoint and replace the Company's independent auditors;

  •
  compensate and oversee the work of the Company's independent auditors;

  •
  oversee and monitor the integrity of the annual and quarterly financial statements of the Company;

  •
  review and discuss with management and the Company's independent auditors significant financial reporting issues and critical accounting policies and practices;

  •
  oversee and monitor the qualifications, independence and performance of the Company's independent auditors;

  •
  oversee and monitor the Company's internal accounting and financial controls; and

  •
  provide the results of examinations and recommendations derived therefrom to the Board.

        During 2003, the Audit Committee met eight times. In January 2003, the Audit Committee consisted of Mr. Gordon, Mr. Aylesworth, Mr. Eio, Dr. Stevenson and Mr. Dolan. In February 2003, the Audit Committee was reconstituted and currently consists of Mr. Gordon, as Chairman, Mr. Aylesworth, Mr. Eio and Dr. Stevenson.

        The Board has determined that each of the current members of the Audit Committee meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. William Aylesworth is qualified as an Audit Committee financial expert within the meaning of the rules and regulations promulgated by the Securities and Exchange Commission and the Board has determined that he has accounting and related financial management expertise within the meaning of the Nasdaq Stock Market listing standards.

        The Audit Committee has a written charter, which was revised by the Board in January 2003 in light of the additional responsibilities resulting from the Sarbanes-Oxley Act of 2002. The revised charter is available on our website at www.heska.com. The Board reassessed the adequacy of the Audit Committee charter following the final adoption of new corporate governance standards by the National Association of Securities Dealers and the new rules regarding audit committee responsibility enacted through the Sarbanes-Oxley Act of 2002. The Board has determined that the Audit Committee charter is consistent with such standards and rules.

Compensation Committee

        The Compensation Committee has the following responsibilities:

  •
  discharge the Board's responsibilities relating to compensation of the Company's executive officers, including the CEO;

  •
  oversee all compensation programs involving the use of the Company's stock; and

  •
  produce an annual report on executive compensation for inclusion in the Company's proxy statement for its annual meeting of stockholders.

        During 2003, the Compensation Committee, which consisted of Mr. Sasen, as Chairman, Mr. Dolan, Mr. Eio and Dr. Hohnke, met three times.

        The Board has determined that each of the current members of each of the Compensation Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

        In January 2003, the Board revised its Compensation Committee Charter, which is available on our website at www.heska.com.

Corporate Governance Committee

        The Corporate Governance Committee has the following responsibilities:

  •
  assist the Board by identifying qualified candidates for director, and select the director nominees for each annual meeting of stockholders;

  •
  lead the Board in its annual review of the Board's performance;

  •
  recommend to the Board director nominees for each Board Committee; and

  •
  develop and recommend to the Board the corporate governance guidelines applicable to the Company.

        During 2003, the Corporate Governance Committee met four times. In January 2003, the Corporate Governance Committee consisted of Mr. Aylesworth, as Chairman, Mr. Dolan, Mr. Gordon, Dr. Hohnke and Mr. Sasen. In February 2003, the Corporate Governance Committee was reconstituted and currently consists of Mr. Aylesworth, as Chairman, Mr. Dolan, Mr. Gordon, and Dr. Hohnke.

        The Board has determined that each of the current members of each of the Corporate Governance Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

        Heska established a Corporate Governance Committee in August 2001, and in January 2003 the Board adopted a new Corporate Governance Committee charter, which is available on our website at www.heska.com. In January 2003, the Corporate Governance Committee prepared, and the full Board approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to the Board's governance role and functions. A copy of such guidelines is available on our website at www.heska.com.

Consideration of Director Nominees

        The Corporate Governance Committee considers candidates for Board membership suggested by its members. The Corporate Governance Committee has also retained a third-party executive search firm to identify candidates from time to time.

        The Corporate Governance Committee does not have an established policy for minimum qualifications of director nominees. However, pursuant to the Company's Corporate Governance Guidelines, the Corporate Governance Committee will consider, among other things, diversity, skills and experience in such areas as operations, finance, marketing and sales, manufacturing and the general needs of the Board.

        The Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the Annual Meeting." Although to date no stockholder has presented any candidate for Board membership to the Company, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a director or an officer of the Company.

Stockholder Communication with the Board

        Stockholders can contact the Board, any committee thereof, or any director in particular, by writing to them, c/o Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525, Attn: Corporate Secretary. The Company will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

        Each new non-employee director elected to the Board is automatically granted an option to purchase 40,000 shares of our common stock, vesting in annual intervals over a four-year period. Each non-employee director automatically receives an option, as of the date of the annual meeting, to purchase 40,000 shares of our common stock. Each non-employee director who serves as chairperson of a committee of the Board automatically receives an additional option, as of the date of the annual meeting, to purchase 2,000 shares of our common stock. These annual grants vest on the first anniversary of the date of grant.

        In addition, during 2003, non-employee directors received option awards for attendance at Board and committee meetings. For each in-person Board meeting attended, non-employee directors received a grant of options to purchase a number of shares of common stock of the Company equal to $2,000 divided by the fair market value of the Company's common stock. For each in-person Board committee meeting attended, non-employee directors received a grant of options to purchase a number of shares of common stock of the Company equal to $1,000 divided by the fair market value of the Company's common stock. For each telephonic Board meeting or Board committee meeting attended, non-employee directors received a grant of options to purchase a number of shares of common stock of the Company equal to $500 divided by the fair market value of the Company's common stock.

        In November 2003, the Board revised its policy regarding the award of options to directors for attendance at Board and committee meetings. Commencing January 1, 2004, non-employee directors will be entitled to choose on an annual basis whether to receive meeting fees in options or cash.

        Directors are also reimbursed for customary and usual travel expenses. Our sole employee director, Dr. Grieve, receives no compensation for serving on the Board other than his employee compensation.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Heska's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

        The terms for two directors will expire at this 2004 Annual Meeting. Votes cannot be cast and proxies cannot be voted other than for the two nominees named below. Directors elected at the 2004 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2007 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). Both of the nominees are currently directors of Heska. There are no family relationships among Heska's executive officers and directors.

Nominees for Three-Year Terms That Will Expire in 2007

        Peter Eio, age 62, has served us as a director since October 2002. Mr. Eio served as the President of LEGO Systems, Inc., from 1989 to 2001 and was Managing Director of LEGO UK from 1982 to 1989. He also held various positions with International Playtex, Inc., in Scandinavia and the UK from 1971 to 1981. His previous experience includes marketing, sales and general management positions. Mr. Eio holds an honorary degree from Rensslear Polytechnic Institute (Doctor of laws-honoris causa, 1996), attended the IMD Business School in Lausanne, Switzerland and received the Prince Henrik Medal of Honor for services to Danish industry in 1992. Mr. Eio is also a director of several private companies and serves on the board of several charitable and educational organizations.

        G. Irwin Gordon, age 53, has served us as a director since May 2001. Mr. Gordon is the founder and Managing Partner of The Trion Group LP, a consulting and interim management firm. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation. He also served as President and Chief Operating Officer of Suiza Foods Corporation from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc., including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University. In addition, Mr. Gordon is a director of several private companies.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees. In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of the nominees.

        The Board of Directors unanimously recommends a vote FOR the election of Mr. Gordon and Mr. Eio as our directors.

        Heska's directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms in accordance with Heska's bylaws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2005

        A. Barr Dolan, age 54, has served us as a director since March 1988, and was Chairman of the Board of Directors from 1988 to January 1999. Mr. Dolan has been the President of Charter Venture Capital, a venture capital management firm, since 1982, a general partner of Charter Ventures since 1982, a general partner of Charter Ventures II, L.P. since 1994 and managing director of Charter Ventures III, L.P. since 1998. Mr. Dolan is also a director of several private companies. He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

        Robert B. Grieve, Ph.D., age 52, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors. Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of our Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

        John F. Sasen, Sr., age 61, has served us as a director since October 1998. Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc., and from December 1993, he held various other senior executive positions at PSS. From July 1993 to April 1998, Mr. Sasen served as a Director of PSS. Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company, a manufacturer of health care products. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director of various private organizations.

Directors Whose Terms Will Expire in 2006

        William A. Aylesworth, age 61, has served us as a director since June 2000. Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated from 1984 to 2003. He served as Treasurer of Texas Instruments from 1982 to 2002. From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing, and marketing for Texas Instruments. Mr. Aylesworth is also a director of Factory Mutual Insurance Company. He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

        Lyle A. Hohnke, Ph.D., age 61, has served as a director since April 1996. Dr. Hohnke is a general partner of Tullis Dickerson Company (formerly Javelin Capital Fund, L.P.), a venture capital firm, a position he has held since 1994. Dr. Hohnke is also a director of several private companies. Dr. Hohnke was a co-founder of Diamond Animal Health, Inc. and served as Chairman and CEO from 1994 until its acquisition by us in April 1996. From January 1991 to October 1993 he was a general partner of Heart Land Seed Capital Fund. He holds Ph.D. and M.A. degrees from the University of Oregon, an M.B.A. from the Hartford Graduate Institute and a B.A. degree from Western Michigan University.

        Lynnor B. Stevenson, Ph.D., age 61, is one of our founders and has served us as a director since March 1988. Dr. Stevenson served us as President and Chief Executive Officer from March 1988 to March 1992. She currently is President of Alta Biomedical Group LLC. Dr. Stevenson was President and Chief Executive Officer of Cascade Oncogenics, Inc. from December 1992 until December 2000. From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree from Monash University, Australia and B.Sc. and B.Ed. degrees from the University of Melbourne, Australia.

PROPOSAL NO. 2
AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

General

        We are seeking your approval to amend and restate our 1997 Employee Stock Purchase Plan (the "Plan") to increase the number of shares of our common stock available for issuance under the Plan by 1,000,000 shares, from 1,750,000 to 2,750,000 shares. The Board of Directors approved this amendment in February 2004. The purpose of the Plan is to provide our employees with an opportunity to increase their stake in the success of our business by purchasing our stock at a discount to the fair market value through a convenient payroll deduction plan. We believe that the Plan is an important component of our employee compensation package and approximately 48% of our employees participated in the Plan during the most recent purchase period. We also believe that the Plan assists us in attracting and retaining skilled personnel.

        The Board also amended the Plan in February 2004 to reduce the potential dilution thereunder. Such amendments included reducing the length of offering periods from twenty-four (24) months to twelve (12) months and reducing the maximum number of shares a participant can purchase in each accumulation period from 5,000 shares to 2,500 shares. The essential features of the Plan are summarized below.

Summary of Employee Stock Purchase Plan

        General.    The Plan was originally approved by the Board of Directors and stockholders in April 1997, and provides our employees with the opportunity to purchase shares of common stock through payroll deductions. The number of shares of common stock previously reserved for issuance under the Plan was 1,750,000. As of December 31, 2003, 1,659,148 shares of common stock had been sold under the Plan, leaving 90,852 shares available for purchase. The Board of Directors approved this amendment in February 2004. The Plan was suspended in January 2004, as there are currently not sufficient shares available for purchase. We will reinstate the Plan at the next regularly scheduled offering period in July 2004 if this share increase is approved. If this increase is not approved, the Plan will be terminated.

        Administration.    The Compensation Committee administers the Plan. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. All questions of interpretation or application of the Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

        Eligibility and Participation.    Currently, all U.S. employees who work more than 20 hours per week for more than five months per calendar year, and are employed by us or one of our U.S. subsidiaries are eligible to participate in the Plan, unless the employee would own 5% or more of the total combined voting power of our stock at the start of an offering period. Participation in the Plan is voluntary. Currently, ninety-seven percent of our employees are eligible to participate in the Plan.

        Offering Dates.    Shares of stock are offered for purchase through a series of consecutive, overlapping 12-month offering periods. New offering periods start on each January 1 and July 1. Each offering period is comprised of two successive six-month accumulation periods.

        Purchase Price.    The purchase price per share is 85% of the lower of (a) the closing price per share on the last trading day before the commencement of the applicable offering period, or Entry Price, or (b) the closing price of the stock on the last trading day of the accumulation period. If the fair market value of the shares on any purchase date is less than the fair market value of the shares on the first day of the offering period, then every participant shall automatically be withdrawn and re-enrolled in the next offering period.

        Payroll Deductions; Payment of Purchase Price.    Employees may authorize payroll deductions in 1% multiples of cash compensation for each accumulation period they complete within an offering period, up to a maximum of 10%. An employee may discontinue his or her participation in the Plan at any time and may increase or decrease the rate of payroll deduction not more than two times during any accumulation period.

        Purchase of Stock.    By executing an enrollment form, an employee is entitled to purchase shares on the last day of the accumulation period. The maximum number of shares that may be purchased during an accumulation period is determined at the end of the period by dividing the amount accumulated in such participant's account during the period by the applicable purchase price, subject to a maximum of 2,500 shares. Unless the employee's participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically at the end of the accumulation period at the applicable price.

        Notwithstanding the foregoing, no participant may participate in the Plan if immediately after such election to participate, the participant would own stock and/or outstanding options to purchase stock possessing five percent or more of the total combined voting power of our stock. In addition, no participant is permitted to purchase stock with a value in excess of $25,000 (determined at the fair market value of the stock as of the beginning of the applicable offering period) in any calendar year.

        Withdrawal.    Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

        Termination of Employment.    Termination of a participant's employment for any reason, including disability or death, cancels his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

        Changes in Capitalization.    The number of shares reserved under the Plan, the accumulation period share purchase limit and relevant accumulation and offering period purchase price per share provisions under the Plan shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of our common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by us, the distribution of the shares of a subsidiary to our stockholders or a similar event. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

        Change of Control, Merger or Consolidation.    In the event of a change of control (as defined in the Plan), the Board of Directors shall shorten any accumulation periods and offering periods then in progress shall end immediately prior to the effective time of the change in control. In the event of a merger or consolidation which does not constitute a change of control, the Plan shall continue unless the plan of merger or consolidation provides otherwise.

        Amendment and Termination of the Plan.    The Board of Directors may at any time terminate or amend the Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code.

        Incorporation by Reference.    The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Federal Income Tax Consequences

        The proposed amendment will have no effect upon the tax consequences to participants or us.

        The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

        The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Participation in the Plan

        We are unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Plan. The following table sets forth the number of shares purchased under the Plan during 2003 by each of (i) the named executive officers; (ii) all executive officers as a group; and (iii) all employees, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible for participation in the Plan.

Name and Position	Number of Shares Purchased	Weighted Average Purchase Price
Robert B. Grieve Chairman of the Board and Chief Executive Officer	—	—
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	10,000	$0.2975
Dan T. Stinchcomb Executive Vice President, Research and Development	—	—
Carol T. Verser Executive Vice President, Intellectual Property and Business Development	10,000	0.2975
Albert Honsch Jr. Vice President, Sales	4,567	1.0795
All executive officers as a group	34,567	0.4008
All employees, including all officers who are not executive officers, as a group	685,166	0.3111

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of our outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment and restatement. If approved by the stockholders, the proposed Amended and Restated 1997 Employee Stock Purchase Plan will become effective immediately.

        The Board of Directors recommends a vote FOR the proposal to amend and restate the 1997 Employee Stock Purchase Plan.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has approved the appointment of KPMG LLP as our independent auditors for fiscal 2004, subject to your approval. KPMG has served as our independent auditors since July 30, 2002. Representatives of KPMG LLP will attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement.

Vote Required; Recommendation of the Board of Directors

        Approval by the stockholders of the selection of independent auditors is not required, but the Audit Committee believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the common stock present and entitled to vote on the matter do not ratify the appointment of KPMG LLP, the Audit Committee will consider whether it should select other independent auditors. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote.

        The Audit Committee of the Board of Directors unanimously recommends a vote FOR the approval of KPMG LLP as our independent auditors for 2004.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned as of March 31, 2004 by each of the named executive officers listed in the Summary Compensation Table, each of our directors, all of our directors and executive officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)
State of Wisconsin Investment Board(2) P.O. Box 7842 Madison, WI 53707	9,365,182	19.1%
Charter Life Sciences I-IV, LLC(3) 525 University Avenue, Suite 1500 Palo Alto, CA 94301	8,414,717	17.2%
Zesiger Capital Group LLC(4) 320 Park Avenue, 30th Floor New York, NY 10022	4,507,810	9.2%
Novartis Tiergesundheit AG Klybeckstrasse A4A 4002 Basel Switzerland	3,246,589	6.6%
William A. Aylesworth(5)	163,692	*
A. Barr Dolan(5)(6)	8,569,509	17.4%
Peter Eio(5)	62,409	*
G. Irwin Gordon(5)	148,720	*
Robert B. Grieve, Ph.D.(5)(7)	1,425,427	2.9%
Lyle A. Hohnke, Ph.D.(5)	259,502	*
John F. Sasen, Sr.(5)	170,113	*
Lynnor B. Stevenson, Ph.D.(5)	355,052	*
Jason A. Napolitano(5)	771,810	1.6%
Dan T. Stinchcomb, Ph.D.(5)	234,816	*
Carol T. Verser, Ph.D.(5)	272,207	*
Albert Honsch Jr.(5)	44,151	*
All directors and executive officers as a group (14 persons)(5)(6)(7)	12,621,040	25.6%

*
Amount represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 31, 2004 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based upon information derived from a Schedule 13G filed on February 11, 2004 by State of Wisconsin Investment Board pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act"), reporting its beneficial ownership of our common stock. According to the Schedule 13G, State of Wisconsin Investment Board has sole power to vote and dispose of 9,365,182 shares.

(3)
Based upon information derived from a Schedule 13G filed on November 17, 2003 by Charter Life Sciences I-IV, LLC pursuant to Section 13G of the Exchange Act reporting their beneficial ownership of our common stock. According to the Schedule 13G, Charter Life Sciences I-IV, LLC has sole power to vote and dispose of 8,414,717 shares. Includes options to purchase 2,000 shares of common stock held by Charter Life Sciences I-IV, LLC.

(4)
Based upon information derived from a Schedule 13G filed on February 13, 2004 by Zesiger Capital Group LLC pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of our common stock. According to the Schedule 13G, Zesiger has the sole power to vote 3,536,310 shares and the sole power to dispose of 4,507,810 shares.

(5)
Includes an aggregate of 2,871,106 shares of common stock issuable upon exercise of stock options currently exercisable within 60 days of March 31, 2004, as follows: Mr. Aylesworth, 163,692; Mr. Dolan, 156,792; Mr. Eio, 62,409; Mr. Gordon, 148,720; Dr. Grieve, 862,500; Dr. Hohnke, 173,111; Mr. Sasen, 170,113; Dr. Stevenson, 106,790; Mr. Honsch, 39,584; Mr. Napolitano, 419,310; Dr. Stinchcomb, 208,667; Dr. Verser, 236,355; and non-named executive officers, 123,063.

(6)
Includes shares and options held by Charter Life Sciences I-IV, LLC, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, one of our directors, is a general partner of Charter Life Sciences I-IV, LLC, and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(7)
Includes 44,550 shares of common stock held for the benefit of Dr. Grieve's minor children; does not include 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the Securities and Exchange Commission. Directors, officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2003 our directors, officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act with the exception noted herein. One Form 4 report was filed late on behalf of Lynnor Stevenson on June 10, 2003 to report an option grant on January 31, 2003 due to an administrative error by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation for services rendered in all capacities to us for the past three years by Robert B. Grieve, Chairman of the Board and Chief Executive Officer, our four other most highly compensated executive officers as of December 31, 2003 (the "Named Executive Officers").

						Long Term Compensation
						Awards
		Annual Compensation
						Restricted Stock Awards ($)(3)(4)
Name and Principal Position	Year	Salary ($)(1)	Bonus / Commission ($)(2)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(5)
Robert B. Grieve Chairman of the Board and Chief Executive Officer	2003 2002 2001	310,000 310,000 297,499	110,289 — 165,113	(6)	— — —	69,199 — 238,000	345,000 275,000 125,000	3,000 2,809 2,617
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	2003 2002	215,000 141,955	29,269 —		— —	— —	90,000 645,802	717 46,037	(7)
Dan T. Stinchcomb Executive Vice President, Research and Development	2003 2002 2001	188,875 185,500 184,124	25,866 — 38,666		— — —	6,886 — 13,600	55,000 90,000 30,000	1,958 2,158 1,940
Carol T. Verser Executive Vice President, Intellectual Property and Business Development	2003 2002 2001	192,500 185,000 180,224	26,547 — 41,452		— — —	— — 6,800	95,000 125,000 50,000	1,569 1,933 1,871
Albert Honsch Jr. Vice President, Sales	2003	150,000	45,000		—	—	0	51,735	(8)

(1)
Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2)
Bonus amounts earned pursuant to the Company's Management Incentive Plans. Bonus amounts indicated for year in which bonus was earned. The Management Incentive Plan was suspended for 2002.

(3)
Amounts for 2001 represent restricted stock issued in exchange for the termination of employee stock options in a restricted stock exchange program approved August 2001. The restricted stock vests over 48 months from its issuance on October 1, 2001.

(4)
The number and value of unvested restricted stock based upon the closing market price per share of the common stock at December 31, 2003 ($2.299) were: Dr. Grieve, 160,417 shares valued at $368,798; Dr. Stinchcomb, 9,167 shares valued at $21,074 and Dr. Verser, 4,583 shares valued at $10,537.

(5)
Amounts disclosed in this column include payment of the Company's contributions under the Heska 401(k) Retirement Plan.

(6)
This amount includes a $60,289 bonus earned by Dr. Grieve under the 2003 Management Incentive Plan and a one-time $50,000 bonus granted to Dr. Grieve for extraordinary service to the Company.

(7)
This amount includes $45,500 earned by, but not yet paid to Mr. Napolitano for financial consulting services provided to the Company prior to Mr. Napolitano's employment with the Company and a 401(k) matching contribution of $537.

(8)
This amount includes $50,000 in relocation expenses paid to Mr. Honsch.

Option Grants in Last Fiscal Year

        The following table shows all grants of options to acquire shares of Heska common stock granted to the Named Executive Officers listed in the Summary Compensation Table for the fiscal year ended December 31, 2003.

Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)
Name			Exercise Price ($/Sh)(2)
				Expiration Date(3)	5%($)	10%($)
Robert B. Grieve	70,000 275,000	3.24 12.72	0.34 0.70	01/06/13 01/31/13	14,968 121,062	37,931 306,795
Jason A. Napolitano	20,000 70,000	0.92 3.24	0.34 0.70	01/06/13 01/31/13	4,276 30,816	10,837 78,093
Dan T. Stinchcomb	25,000 30,000	1.16 1.39	0.34 0.70	01/06/13 01/31/13	5,346 13,207	13,547 33,469
Carol T. Verser	35,000 60,000	1.62 2.77	0.34 0.70	01/06/13 01/31/13	7,484 26,414	18,966 66,937
Albert Honsch Jr.	0	—	—	—	—	—

(1)
The right to exercise these stock options vests ratably on a monthly basis over a four-year period.

(2)
The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Compensation Committee.

(3)
The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)
The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows aggregate exercises of options to purchase Heska common stock in the fiscal year ended December 31, 2003 by the Named Executive Officers and the values of each of such officer's unexercised options at December 31, 2003.

			Securities Underlying Unexercised Options at December 31, 2003(#)		Value of Unexercised In-the-Money Options at December 31, 2003($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert B. Grieve	0	0	744,168	405,832	734,898	544,602
Jason A. Napolitano	0	0	341,081	403,021	542,208	645,031
Dan T. Stinchcomb	0	0	191,917	82,083	168,488	101,283
Carol T. Verser	0	0	203,646	131,354	238,419	166,611
Albert Honsch Jr.	0	0	25,000	75,000	47,975	143,925

(1)
These values were calculated based on the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.

(2)
These values were calculated on the basis of the fair market value per share of the common stock at December 31, 2003 ($2.299), minus the applicable per share exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2003, including the 1988 Stock Option Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	7,954,648	$1.52	3,863,016	(1)
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	7,954,648	$1.52	3,863,016

(1)
The number of shares authorized for issuance in connection with our 1997 Stock Incentive Plan is subject to an automatic annual increase of up to 1,500,000 shares.

Employment, Severance and Change of Control Agreements

        We have entered into an employment agreement with Robert B. Grieve, our Chief Executive Officer. Dr. Grieve is an "at-will" employee and we can terminate his employment at any time. However, if we terminate Dr. Grieve's employment without cause, he is entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) an additional year of vesting under any stock arrangements. In the event Dr. Grieve's employment is terminated following a change of control, he will be entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) immediate vesting under any stock arrangements.

        We have entered into an employment agreement with Jason A. Napolitano, our Executive Vice President and Chief Financial Officer. Mr. Napolitano is an "at-will" employee and we can terminate his employment at any time. However, if we terminate Mr. Napolitano's employment without cause, he is entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event Mr. Napolitano's employment is terminated following a change of control, he will be entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) immediate vesting under any stock arrangements.

        We have entered into employment agreements with Dan T. Stinchcomb, our Executive Vice President, Research and Development and Carol T. Verser, our Executive Vice President, Intellectual Property and Business Development. Both of these officers are "at-will" employees and we can terminate their employment at any time. However, if we terminate their employment without cause, they will be entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event their employment is terminated following a change of control, they will be entitled to receive (i) one year's base salary and (ii) one year of health and dental benefits. If they are terminated in connection with a change of control or within 12 months after a change of control, they will be entitled to immediate vesting under all outstanding stock options. If Heska is acquired and they are not offered employment with the purchaser, then they will be entitled to one year of additional vesting under their restricted stock awards. This one-year accelerated vesting of restricted stock also applies if they are offered employment by the purchaser but are subsequently terminated prior to becoming fully vested.

        We have also entered into an employment agreement with Albert Honsch Jr., our Vice President, Sales. He is an "at-will" employee and we can terminate his employment at any time. However, if we terminate his employment without cause, he will be entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event his employment is terminated following a change of control or within 9 months after a change of control, he will be entitled to receive (i) one year's base salary and (ii) one year of health and dental benefits.

Loan to Executive Officer

        In 1999, we approved a personal loan to Dr. Grieve for $100,000, which was due and payable on December 23, 2002. In May 2002, the Compensation Committee voted to make the loan due and payable on December 23, 2005. Heska will not materially modify or renew this loan and, will not provide any new loans to its executive officers in the future, in accordance with the Sarbanes-Oxley Act of 2002.

RELATED PARTY TRANSACTIONS

        We have entered into distribution agreements with various subsidiaries and/or divisions of Novartis AG, one of our principal stockholders. In August 1998, we entered into an agreement with Novartis Agro K.K. (now Novartis Animal Health K.K., Tokyo) to be our exclusive distributor for SOLO STEP CH and SOLO STEP FH heartworm diagnostic products and certain feline respiratory viral vaccines in Japan upon obtaining regulatory approval in Japan for such products. In June 2003, we added the canine and feline E.R.D.-HEALTHSCREEN Urine Tests to this distribution agreement. We entered into an agreement with Novartis Animal Health, Canada, Inc., in February 2001, to distribute our Flu AVERT I.N. vaccine in Canada; that agreement was terminated in December 2003. We completed a transaction with Novartis Animal Health, Inc., in August 2001, under which we assigned our rights to a Leishmania vaccine we had been co-developing. We have also completed certain research and development projects sponsored by Novartis. We entered into two marketing agreements, a right of first refusal agreement and a screening and development agreement, each related to certain products, targets and/or technologies, with Novartis AG (then Ciba-Geigy Ltd.) in April 1996. In addition, we entered into a right of first refusal agreement with Novartis AG and Novartis Agro K.K. in August 1998. The two marketing agreements expire on the latter of December 31, 2010 or the date on which Novartis stops selling products covered by those agreements in the affiliated territories; however, USDA prelicensing serials for any product covered under these agreements must be completed before December 31, 2005. We currently consider it unlikely that any affiliated USDA prelicensing serials will be completed prior to December 31, 2005 and therefore we consider it unlikely that either of these marketing agreements will apply to any commercial products. The screening and development agreement expires on the latter of December 31, 2005 or at the end of the lifetime of any product covered by this agreement in development or being sold by Novartis as of December 31, 2005. We currently consider it unlikely that any product covered under this screening and development agreement will be in development or being sold by Novartis as of December 31, 2005 and therefore we consider it likely this agreement will expire on December 31, 2005. The two right of first refusal agreements both terminate on December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE

        This report on executive compensation is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding the objectives and procedures used in establishing the compensation of our executive officers. The Compensation Committee administers the Company's executive compensation program and establishes the salaries of the Company's executive officers. The Compensation Committee consists of only non-employee Directors, who are appointed by the Board, and all of whom meet the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

        The Compensation Committee's responsibilities are to review the performance and development of the Company's management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company and competitive practices. Toward that end, the Committee is responsible for establishing a compensation policy for executives that is designed to (i) enhance the value and profitability of the Company and increase shareholder value, (ii) reward executive officers for their contribution to the Company's financial performance, (iii) recognize individual initiative, leadership, achievement, and other contributions, and (iv) provide competitive compensation that will attract and retain qualified executives. A copy of the charter for the Compensation Committee is available on our website at www.heska.com.

Compensation Philosophy

        The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value, including annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity based compensation. To this end, the Compensation Committee designs compensation plans and incentives designed to link the financial interests of the Company's executive officers to the interest of its shareholders, to encourage support of the Company's long-term goals, to tie executive compensation to the Company's performance, to attract and retain talented leadership and to encourage significant ownership of the Company's common stock by executive officers.

        In reviewing the compensation of our executives, we review the nature and scope of the executive officers responsibilities as well as his or her effectiveness in supporting the Company's long-term goals. We also consider and review the compensation practices and programs of other companies competitive with the Company and have utilized the services of an outside consultant with extensive experience advising on compensation matters. Competition for skilled employees, particularly management level employees, in the Company's industry is intense and the Compensation Committee seeks to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with the Company's financial situation and stage of development. Based upon these and other factors that it considers relevant, the Committee has considered it appropriate, and in the best interests of the Company's shareholders, to set the overall executive compensation in the mid-point of the range of average compensation of companies in the comparison group reviewed by the Committee.

Compensation Components

        The Company's compensation structure for executive officers currently includes a combination of base salary, stock options and an annual performance based cash incentive under a management incentive compensation plan.

        Because the Company had not achieved operational profitability prior to the fourth quarter of 2002, the Compensation Committee believed that the use of traditional performance standards, such as profit levels and return on equity, was not appropriate in the evaluation of executive performance.

Instead, the Compensation Committee evaluated the performance of executives and set their compensation based primarily on the Company's achievement of its business objectives, specifically developing and introducing products, improving financial performance, obtaining appropriate financing, developing its intellectual property portfolio and entering into collaborations with other companies and academia. As the Company begins to approach sustained profitability, the Compensation Committee expects that profitability and other financial metrics will play an increasing role in future compensation decisions. Revenue growth and operating cash flow, with certain adjustments ("EBITDA"), were the key metrics used in the 2003 annual incentive bonus program, which was reinstated in 2003 after being suspended in 2002. The Compensation Committee also evaluates each executive's individual contribution toward the achievement of these objectives and of other individual objectives

        Base Salary.    The Compensation Committee annually reviews each executive's base salary. When reviewing base salaries, the Compensation Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues and/or are in a similar stage of development. Consideration is also given to prior performance, relevant experience, level of responsibility and skills and abilities. The Compensation Committee believes that the Company's salary levels for the executive officers are at a level that, at the time such salary determinations were made, were reasonable and necessary given the Company's financial resources and the stage of its development.

        Stock Options.    The Compensation Committee believes that stock options provide excellent long-term incentives for executive officers to increase the Company's market value for the benefit of all stockholders. The Compensation Committee is responsible for determining the number and terms of options to be granted to executive officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of comparable companies. Options granted to executive officers have exercise prices equal to fair market value on the date of grant, generally vest over a four-year period, and expire ten years from the date of grant. Vesting ceases and the vested portion of options must be exercised should the executive leave the Company's employ (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). Accordingly, the option grants will provide a return to the executive officer only if the executive officer remains with the Company and only if the market price appreciates over the option term. The Compensation Committee believes that these vesting provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

        Management Incentive Compensation Plan.    The Compensation Committee believes that short-term (annual) performance based incentives play an important role in executive compensation. The Company adopted a management incentive compensation plan in 1999 to provide incentives to the executives of the Company to meet and exceed certain predetermined annual goals. Target annual incentives and specific performance criteria are established each year by the Compensation Committee for executives, with the actual payout based on the extent to which the performance criteria are met. The Compensation Committee believes this approach provides a very strong incentive to the Company's management to achieve the stated annual goals. The plan was suspended in 2002 at management's request in an effort to assist the Company in reaching its financial goals and reinstated in 2003, with revenue growth and EBITDA as the primary components. Based on the Company's performance during 2003 against the stated objectives, the aggregate amount of incentive bonuses earned by the executive officers was approximately $312,000. Revenue growth and net income will be the two primary performance criteria for the 2004 incentive bonus plan.

Chief Executive Officer Compensation

        The annual salary of Robert B. Grieve, the Company's Chief Executive Officer, was $310,000 in 2003, which remained unchanged from the prior year. In November 2003, the Compensation Committee awarded Dr. Grieve a one-time special cash bonus of $50,000 for his extraordinary services to the Company in 2003, including his significant achievements in increasing revenue growth, reducing operating expenses and bringing the Company closer to achieving sustained profitability. Dr. Grieve also earned a bonus under 2003 management incentive plan, of $60,289, payable in 2004, based on the achievement of performance objectives in 2003 previously approved by the Compensation Committee.

        On January 6, 2003, the Compensation Committee awarded Dr. Grieve an option to purchase 70,000 shares of common stock. This award was part of a special option grant to the Company's senior management team to reward them for their significant contributions made in 2002, including achieving the Company's first profitable month and first profitable quarter in its history. In making this award the Committee also took account that the Company's cash bonus program, or management incentive plan, had been suspended during 2002 to conserve its cash and build its business. On January 31, 2003, the Compensation Committee awarded Dr. Grieve an option to purchase 275,000 shares of common stock. This award was made at the same time the Compensation Committee granted stock options to other executive officers of the Company, and is part of an annual grant program to substantially all employees of the Company under the Company's broad based stock option program. The award reflects Dr. Grieve's continued leadership of the Company and is intended to provide him with additional incentives to reach the financial metrics and goals of the Company in the near term and beyond. Both option awards in 2003 are subject to a four-year vesting schedule, to provide further incentives to Dr. Grieve to continue to maintain his superior performance and leadership with Heska and place a significant portion of his total compensation at risk, since the option grants deliver a return only if Heska's common stock appreciates over the option term.

Compliance with Internal Revenue Code Section 162(m)

        It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company has structured the proposed 2003 Equity Incentive Plan, the 1997 Stock Incentive Plan and the Management Incentive Plan to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

        Submitted by the 2003 Compensation Committee of the Company's Board of Directors:

John F. Sasen, Sr., Chairman A. Barr Dolan Peter Eio Lyle A. Hohnke

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of non-employee directors only. No interlocking relationship existed during 2003 between the Company's executive officers or members of the Board and the executive officers of the board of directors or compensation committee of any other company.

STOCK PRICE PERFORMANCE GRAPH

        The following graph provides a comparison over the five-year period ended December 31, 2003 of the cumulative total stockholder return from a $100 investment in the Company's common stock with the Center for Research in Securities Prices Total Return Index for Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks (the "Nasdaq Medical Devices Index"), the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index") and the CRSP Total Return Index for the Nasdaq Stock Market (U.S. and Foreign)(the "Nasdaq U.S. & Foreign Index"). The Company has previously used the Nasdaq Pharmaceutical Index as its published industry or line-of-business index for comparison purposes. The Company intends to disclose comparisons with both the Nasdaq Pharmaceutical Index and the Nasdaq Medical Device Index in the future as it more accurately aligns with the Company's lines of business.

Comparison of Cumulative Total Return Among Heska Corporation, the Nasdaq
Medical Devices Index, the Nasdaq Pharmaceutical Index and
the Nasdaq U.S. and Foreign Index

AUDITOR FEES AND SERVICES

        The following table sets forth the aggregate fees billed by KPMG LLP for audit services rendered in connection with the consolidated financial statement and reports for fiscal years 2003 and 2002 and for other services rendered during 2003 and 2002 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska:

	2002	2003
Audit Fees
Annual Audit Fees	$162,500	$246,244
Audit Related Fees	10,000	10,000

Total Audit Fees	$172,500	$256,244

Non-Audit Fees
Financial Information Systems Design and Implementation	$0	$0
All Other Fees:
Tax services	46,000	77,130

Total Non-Audit Fees	$46,000	$77,130

        Audit Fees.    This category includes the audit of Heska's annual financial statement, review of financial statements included in Heska's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

        Audit Related Fees.    This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of Heska's financial statements and are not reported above under "Audit Fees." The services for fees disclosed under this category include the annual audit of the Company's 401(k) Retirement Plan.

        Tax Services.    This category consists of professional services rendered by the independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        Pre-Approval Policy.    The Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by Heska's independent auditors. The Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

REPORT OF THE AUDIT COMMITTEE

        The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Heska's management in the best long-term interests of the Company and its stockholders. The Board's Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company's financial statements. During the past year, the Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In December 2003, related rules concerning audit committee structure, membership, authority and responsibility were approved by the Nasdaq Stock Market.

        The Audit Committee operates under a written charter that was revised in January 2003, a copy of which is available on our website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles;

internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, Heska's independent auditors, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Heska's independent auditors.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

        In this context, during the year 2003, the Audit Committee met and held discussions with management and KPMG LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. In the Audit Committee meetings with KPMG LLP, the Audit Committee discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). This review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's financial statements and financial reports.

        The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence. In reliance on the reviews and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, and be filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors:

G. Irwin Gordon, Chairman William A. Aylesworth Peter Eio Lynnor B. Stevenson

ADDITIONAL INFORMATION

Incorporation by Reference

        The Report of the Compensation Committee of the Board on Executive Compensation, the Report of the Audit Committee and the Stock Price Performance graph shown above, shall not be deemed "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates them by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

"Householding" of Proxy Materials

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525.

OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary

Fort Collins, Colorado
April 13, 2004

APPENDIX A

EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated February 6, 2004

SECTION 1. PURPOSE OF THE PLAN.

        The Plan was adopted by the Board on April 23, 1997. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

        (a)    Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

        (b)    Committee Responsibilities.    The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

        (a)    Offering Periods.    While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 12-month periods commencing on each January 1 and July 1.

        (b)    Accumulation Periods.    While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1.

        (c)    Enrollment.    Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 10 days prior to the commencement of such Offering Period.

        (d)    Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(b), 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 4(b) or 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

        (e)    Applicable Offering Period.    For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

            (i)  Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period,

  (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

           (ii)  In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

          (iii)  When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

        (a)    Frequency of Payroll Deductions.    A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

        (b)    Amount of Payroll Deductions.    An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%. Any other provision of the Plan notwithstanding, no Participant shall have more than $21,250 withheld in the aggregate during all Accumulation Periods ending in the same calendar year. If a Participant is precluded by this Subsection (b) from making additional employee contributions, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

        (c)    Changing Withholding Rate.    If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

        (d)    Discontinuing Payroll Deductions.    If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 4(b) or 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

        (e)    Limit on Number of Elections.    No Participant shall make more than two elections under Subsection (c) or (d) above during any Accumulation Period.

SECTION 5. WITHDRAWAL FROM THE PLAN.

        (a)    Withdrawal.    A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

        (b)    Re-Enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

        (a)    Termination of Employment.    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

        (b)    Leave of Absence.    For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute protects his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

        (c)    Death.    In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

        (a)    Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

        (b)    Purchase Price.    The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

            (i)  85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

           (ii)  85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)).

        (c)    Number of Shares Purchased.    As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 12(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

        (d)    Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

        (e)    Issuance of Stock.    Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

        (f)    Unused Cash Balances.    An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 12(a) shall be refunded to the Participant in cash, without interest.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

        (a)    Five Percent Limit.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

            (i)  Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

           (ii)  Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

          (iii)  Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

        (b)    $25,000 Limit.    Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value (determined as of the beginning of the applicable Offering Period) in excess of $25,000 during any calendar year under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (b), employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

        The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

        Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

        A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12. STOCK OFFERED UNDER THE PLAN.

        (a)    Authorized Shares.    The aggregate number of shares of Stock available for purchase under the Plan shall be 2,750,000, subject to adjustment pursuant to this Section 12.

        (b)    Anti-Dilution Adjustments.    The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

        (c)    Reorganizations.    Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7. In the event of a merger or consolidation to which the Company is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 13. AMENDMENT OR DISCONTINUANCE.

        The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 14. DEFINITIONS.

        (a)   "Accumulation Period" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

        (b)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (c)   "Change in Control" means:

            (i)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

           (ii)  The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means a committee of the Board, as described in Section 2.

        (f)    "Company" means Heska Corporation, a Delaware corporation.

        (g)   "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions and overtime pay, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. Compensation shall exclude moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, fringe benefits, contributions to employee benefit plans and similar items. The Committee shall determine whether a particular item is included in Compensation.

        (h)   "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

        (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)    "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

            (i)  If Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market or The Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

           (ii)  If Stock was traded over-the-counter on the date in question and was traded on The Nasdaq Stock Market or The Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq Stock Market or The Nasdaq National Market;

          (iii)  If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a comparable exchange. Such determination shall be conclusive and binding on all persons.

        (k)   "Offering Period" means the period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

        (l)    "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

        (m)  "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

        (n)   "Plan" means this Heska Corporation 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

        (o)   "Plan Account" means the account established for each Participant pursuant to Section 7(a).

        (p)   "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

        (q)   "Stock" means the Common Stock of the Company.

        (r)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 15. EXECUTION.

        To record the most recent amendment of the Plan by the Board or its Committee on February 6, 2004, the Company has caused its authorized officer to execute the same.

HESKA CORPORATION
By:	/s/ ROBERT B. GRIEVE
Title: Chairman and Chief Executive Officer

Heska Corporation

Holder Account Number
C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote "FOR" the listed nominees.
1.	Election of two directors to serve for a three-year term that expires at the 2006 Annual Meeting or until their respective successors have been elected and qualified.
	Nominees:	For	Withhold
01—G. Irwin Gordon 02—Peter Eio
B	Issues
The Board of Directors recommends a vote "FOR" the following:
		For	Against	Abstain
2.	To amend and restate the 1997 Employee Stock Purchase Plan to, among other things, increase the number of shares available under the plan by 1,000,000 shares
3.	To ratify the appointment of KPMG LLP as the Company's independent auditors.
4.	To consider such other business as may properly come before the Annual Meeting.
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

        Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

/ /

1UPX	HHH	PPPP		001808

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert B. Grieve, Ph.D. and Jason A. Napolitano, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on April 6, 2004, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of the Company located at 1613 Prospect Parkway, Fort Collins, Colorado 80525 at 9:00 a.m., local time, on Thursday, May 13, 2004, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 13, 2004, and a copy of Heska Corporation's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation.

        This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN PROPOSAL ONE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

        PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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